Exhibit 4.49

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “ Agreement ”), dated July 31, 2019, is made in Guangzhou, the People’s Republic of China (the “ PRC ”), by and between:

A.           Jianqiang Hu, an individual with PRC nationality, ID Card number * (the “ Pledgor ”);

B.           Guangzhou Wangxing Information Technology Co., Ltd., a validly existing limited liability company duly incorporated under the PRC laws, with its registered address at X1301-E6803(JM), Building 1, No. 106 Fengze East Road, Nansha District, Guangzhou, China (the “ Beneficiary ”); and

C.           Chengdu Yunbu Internet Technology Co., Ltd., a validly existing limited liability company duly incorporated under the PRC laws, with its registered address at 1/F, No. 38&40 Zhonghe Shang Street, High-tech District, Chengdu, China (the “ Domestic Company ”).

Pledgor, Beneficiary and Domestic Company shall be hereinafter individually referred to as a “Party”; collectively, the “Parties”.

PREAMBLE

The Domestic Company is a company specified in providing network technology, computer technology development, technical services; software development; electronic products, communication equipment, industrial automation control equipment technology development; technology intermediary services; electronic information technology services; animation design; power technology services; information system integration services; information technology consulting Services; data processing and storage services; sales: recreational equipment and entertainment supplies, cultural supplies (excluding books, newspapers, audiovisual products and electronic publications), electronic products, luggage, trinkets, small gifts (excluding licensed items), electrical equipment, arts and crafts (except ivory and its products), software, textiles and knitwear, clothing, stationery; ticketing agents; human resources agencies services (without relevant administrative permits, no business activities are allowed); organizing artistic exchange activities; literary and artistic creation; radio and television program production (without relevant administrative licenses, no business activities are allowed); value-added telecommunications business operations (without relevant administrative licenses, no business activities are allowed) (collectively, the “ Business ”). The Pledgor holds 99% of the equity interest in the registered capital of the Domestic Company.

The Parties have entered into a series of other main agreements related to this Agreement, as attached hereto as Exhibit 1 (the “ Main Agreements ”).

The Pledgor agrees to pledge all of the rights, titles and interest (“ Rights and Interests ”) vested in its equity interests in the Domestic Company, which represents 99% of the registered capital of the Domestic Company, to the Beneficiary as security for the performance of the payment obligations under the Main

Agreements, and further agrees to enter into this Agreement, to secure all its obligation under the Main Agreements to the Beneficiary.

NOW, THEREFORE, the Parties agree as follows through negotiations:

1.           DEFINITIONS AND INTERPRETATIONS

1.1         Definitions. Unless otherwise provided, in this Agreement:

Business has the meaning assigned to it in the Preamble.

China means the People’s Republic of China.

Dispute has the meaning assigned to it in Section 15.2.

Encumbrance means any mortgage, charge, pledge, lien, assign, hypothecation, security interest, retention of title, option, preemptive right, right of first refusal, constraint, third party right or interest, any type of favorable arrangement (including transfer or retention of title that has similar effect), any type of other security agreement, arrangement, burden of right or dissent, or any agreement that sets forth above burden of right.

Event of Default has the meaning assigned to it in Section 5.

Exclusive Assets Purchase Agreement means the Exclusive Assets Purchase Agreement entered into on the same day of this Agreement by and between the Beneficiary, Domestic Company and Pledgor, according to which the Domestic Company agrees to grant an exclusive purchase right of purchasing its assets to the Beneficiary.

Exclusive Option Agreement means the Exclusive Option Agreement entered into on the same day of this Agreement by and between the Pledgor, Domestic Company and Beneficiary, according to which the Pledgor agrees to grant an exclusive option of purchasing its pledged equity right to the Beneficiary.

Governmental Approval means all license, permit, approval, ratification, consent, waiver or registration required or issued by PRC government authorities.

Notice of Default has the meaning assigned to it in Section 5.1.

Debt has the meaning assigned to it in Section 2.2.

Main Agreements has the meaning assigned to it in the Preamble, including the Exclusive Assets Purchase Agreement, the Exclusive Option Agreement, the Exclusive Business Cooperation Agreement and the Power of Attorney, as attached hereto as Exhibit 1.

Pledge has the meaning assigned to it in Section 2.1.

Rights and Interests of Pledge has the meaning assigned to it in Section 2.1.

RMB means Renminbi, the official currency of PRC.

Term has the meaning assigned to it in Section 3.1.

1.2          Headings. All headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3          Interpretations. Unless otherwise provided, below words, expressions and references shall have the following meanings:

(a)          When referring to the terms and exhibits of this Agreement, it shall also include such terms and exhibits as amended from time to time.

(b)          When referring to this Agreement or other agreement or document, it shall also include the modifications, remarks or supplements to this Agreement or other agreement or document from time to time.

(c)          When referring to any law or statutory provision, it shall also include any revision, extension, combination or replacement related to such law or provision, and any law or provision that revise, extend, combine or replace the first law or provision, and also include orders, ordinances, instructions or other subordinate legislation promulgated in accordance with relevant law or provisions.

(d)          Singular form shall also include plural form and vice versa.

(e)           Person include individual, proprietorship, partnership, joint venture, company, joint-stock company, unincorporated organization, state and government organs, and its assignee, transferee or successor.

(f)           Include and especially are special terms for description or emphasis purposes only, and shall not limit any provision in any way.

(g)         This Agreement is drafted jointly by the Parties. No narrow interpretation rule shall be applied to any Party.

2.           RIGHTS AND INTERESTS OF PLEDGE

2.1         The Pledgor hereby pledges any and all equity interests and rights, titles and interests of pledgee, as well as any right attached thereto (collectively, the “ Rights and Interests of Pledge ”) of the Domestic Company owned by it now and acquired in the future to the Beneficiary and its successor as security for the Pledgor’s repayment and performance of the Pledgor’s debt and obligations (the “ Pledge ”).

2.2          This Agreement and the Pledge provided herein are to secure: (a) the obligations of the Pledgor and Domestic Company under the Main Agreement (collectively, the “ Debt ”); (b) all direct, indirect, consequential and foreseeable loss incurred by the Beneficiary and its successor due to any Event of Default on the part of the Pledgor and/or Domestic Company. The amount of such loss shall be calculated based on, among others, reasonable business plan and profit forecast of the Beneficiary and its successor, and the cooperation reward payable by Domestic Company under the Exclusive Business Cooperation Agreement; (c) disbursement by the Beneficiary and its successor on realizing their right of pledgee obtained under this Agreement; and (d) other obligations that the Pledgor assumes under this Agreement.

2.3          The effectiveness of the security: (a) the effectiveness of the security provided under this Agreement shall not be affected by any modification or changes to any of the Main Agreements, and the security provided under this Agreement remains effective for all obligations of the Pledgor and Domestic Company under such modified Main Agreements; (b) the invalidation, repeal or cancellation of the Main Agreements shall not affect the effectiveness of this Agreement. If any of the Main Agreements becomes null or invalid, or is repealed or cancelled, or the Pledgor and/or Domestic Company fails to perform its obligation, the Beneficiary is entitled to realize the right of pledge in line with this Agreement forthwith.

3.            PLEDGE TERM

3.1          This Pledge becomes effective immediately after the equity interests pledged hereunder is recorded on the share register of the Domestic Company, and remains valid until the Pledgor and Domestic Company fully performed their obligations under this Agreement and the Main Agreements, or the Beneficiary realize all of its right of pledge provided under this Agreement (the “ Term ”).

3.2          Within fifteen (15) working days upon the execution of this Agreement, the Pledgor and Domestic Company shall record the equity interests pledge on the share register of the Company, and register the Pledge with the State Administration for Industry and Commerce (or Guangzhou local industry and commerce administration authority).

4.             PERFECTION OF THE PLEDGE

4.1         Upon request of the Beneficiary, the Pledgor hereby undertakes to sign all certificates, agreements, covenants, undertakings or notices, and procure other Parties or individuals to sign all certificates, agreements, covenants, undertakings or notices requested by the Beneficiary, to facilitate the perfection or exercise of the Beneficiary’s rights provided in this Agreement.

4.2           Upon the execution of this Agreement, the Pledgor shall sign and deliver its capital contribution certificate (the “ Capital Contribution Certificate ”) in the form provided in the Exhibit 2 of this Agreement, and the share register of the Domestic Company (the “ Share Register ”) in the form provided in the Exhibit 3 of this Agreement. The Beneficiary shall remain the custodian of such documents throughout the whole Term of this Agreement.

4.3          Within three (3) working days upon the completion of the registration of the Pledge, the Pledgor and Beneficiary shall notarize the Pledge under this Agreement with competent notary public.

4.4          The Pledgor, Domestic Company and WFOE shall register the Pledge within fifteen working days upon the execution of this Agreement.

5.            THE ENFORCEMENT OF THE PLEDGE

5.1          If the Pledgor finds any Event of Default, the Pledgor shall forthwith notify the Beneficiary in writing. Upon the occurrence of any Event of Default, or any time thereafter, the Beneficiary is entitled to deliver written notice of default (the “Notice of Default”) to the Pledgor. The Notice of Default may require the Pledgor pay to the Beneficiary due and payable amounts and other due payment obligations immediately. For the purpose of this Agreement, “Event of Default” shall mean one or more of following situations:

(a)          The Pledgor or Domestic Company breaches any provision of the Main Agreements or this Agreement, including but not limited to the Main Agreements, and representations, warranties and undertakings in this Agreement;

(b)          The Main Agreements are invalidated, repealed cancelled or terminated;

(c)          The pledgor abandons the pledged equity or transfers or otherwise disposes of Rights and Interests of Pledge without the written consent of the beneficiary;

(d)          The Domestic Company suspends its operation, is liquidated or wind-up, or is ordered to suspend its operation, to be liquidated or wind-up;

(e)          The Pledgor is involved in any disputes, litigations, arbitrations or administrative proceedings or any other legal proceedings related to the Rights and Interests of Pledge, which is considered by the Beneficiary or its successor to be possible to create adverse effect on the performance of the Pledgor’s obligations under this Agreement; and other events provided by law.

5.2         After the delivery of Notice of Default in accordance with this Agreement, the Beneficiary or its authorized agent may decide, at its sole discretion, to exercise any of below rights, remedies and powers, without further notify the Pledgor:

(a)             Subject to the terms and conditions of this Agreement, obtain all rights, titles and interests of the Rights and Interests of Pledge, and terminates all rights of the Pledgor related to such rights and interests or equity interest; or, when the law provides that the Beneficiary is not allowed to hold all or any of the Rights and Interests of Pledge, transfer the Rights and Interests of Pledge to a third party designated by the Beneficiary to remedy the non-performance of the main obligation of the Pledgor.

(b)          At its own discretion, exercise all power of voting, rights of the artificial person and other rights in the general meeting of the Domestic Company or other meetings which may affect the Rights and Interests of Pledge and equity interest, where all such rights of the Pledgor related to the Rights and Interests of Pledge and equity interest shall be suspended;

(c)          At its own discretion, exercise all rights of conversion, sales, transfer, subscription, and other rights, powers, privileges or options, where all such rights of the Pledgor related to the Rights and Interests of Pledge and equity interest shall be suspended;

(d)          Receive from the Pledgor all proceeds generated from the Rights and Interests of Pledge and equity interest, including dividends, interests or any other sums, where all such rights of the Pledgor related to the Rights and Interests of Pledge and equity interest shall be suspended;

(e)          Sell, grant the right of purchase, assign, deliver, transfer or dispose in any other way the entire or any portion of the Rights and Interests of Pledge and equity interest, through public or internal sales, without publishing advertisements or notifying the intention, time and venue of the sales, and without sending performance requests to the other Party;

(f)           Sell, grant the right of purchase, assign, deliver, transfer or dispose in any other way the entire or any portion of the Rights and Interests of Pledge and equity interest, through public or internal sales, in exchange of cash, sales on credit, other assets or other consideration or terms or conditions solely decided by the Beneficiary upon the delivery or future deliveries;

(g)          Exercise any power granted to the Pledgor by any law, agreement, contract or articles of associations of the Domestic Company, where the Pledgor shall suspend its exercise of such power;

(h)          To exercise the powers granted by this Agreement, conduct any action that is necessary, contingent or auxiliary to the exercise of such powers;

(i)           Exercise all powers of vote, consent and other powers of the ownership related to the Rights and Interests of Pledge and equity interest, including all powers required for replacing the directors of the Domestic Company; and

(j)           Subject to applicable laws, perform all actions required to exercise, perform and enforce the Pledge provided under this Agreement.

5.3          The rights and remedies provided above are rights and remedies in addition to all rights and remedies that the Beneficiary can obtain in accordance with applicable law. Under this Section 5, the rights and remedies provided above are only sample instances of the rights, remedies and powers enjoyed by the Beneficiary, and shall not be understood as limiting the rights, remedies and powers actually enjoyed by the Beneficiary in any way.

5.4          Upon the request of the Beneficiary, execute all necessary documents required to dispose the Rights and Interests of Pledge or equity interest in accordance with the terms and conditions of this Agreement, and take other measures required to dispose the Rights and Interests of Pledge or equity interest.

6.            DISBURSEMENTS AND COSTS

6.1         All actual disbursements related to the grant and enforcement of the Pledge provided in this Agreement, including stamp tax, other tax and legal fees, shall be borne by the respective Party.

7.            POWER OF VOTING

7.1           Power of Voting

(a)           During the Term of this Agreement, no power of voting shall be vested in, or exercised by, the Pledgor.

(b)          The Pledgor hereby authorizes the Beneficiary, during the Term of this Agreement, to exercise the right of voting in each general meeting of the Domestic Company, whether such general meeting is ordinary or special. The Pledgor hereby authorizes the Beneficiary to exercise all documents required for the Beneficiary to exercise the Pledgor’s right of voting and other rights as the shareholder of the Domestic Company, and take all such measures required for the Beneficiary to exercise the Pledgor’s right of voting and other rights as the shareholder of the Domestic Company. The Pledgor shall immediately notify the Beneficiary in writing upon the Pledgor’s receipt of any notice of general meeting in accordance with the articles of association of the Domestic Company.

8.            REPRESENTATIONS AND WARRANTIES

8.1           Reliance Confirmation. The Pledgor hereby confirms that the Beneficiary entered in to this Agreement entirely relying on the representations and warranties made under this Section 8.

8.2           Representations and Warranties. The Pledgor represents and warrants to the Beneficiary as follows:

(a)          The Pledgor is competent in executing and performing this Agreement. The Pledgor has obtained all necessary and appropriate approvals and authorizations require for the execution and performance of this Agreement.

(b)         This Agreement constitutes legal and binding and enforceable obligations of the Pledgor in line with its terms and provisions.

(c)          To the best knowledge of the Pledgor, unless otherwise disclosed in writing to the other Parties by the Pledgor, the Pledgor is currently not involved in any disputes, litigations, arbitrations, administrative litigations or any other legal proceedings.

(d)          Except for debts arising from the ordinary business of the Domestic Company and the debts already disclosed to, and approved in writing by, the Beneficiary, the Domestic Company has no other outstanding debts;

(e)          Except for the Rights and Interests of Pledge pledged to the Beneficiary and the exclusive option granted to the Beneficiary under the Exclusive Option Agreement, the Pledgor has not pledge, assign or by any other means transfer the Rights and Interests of Pledge to any third party;

(f)           During the Term of this Agreement, except for the exclusive purchase right granted to the Beneficiary under the Exclusive Assets Purchase Agreement, the Pledgor has used and will use its best endeavor to ensure that the Domestic Company has not charged, pledged or in any other way disposed the assets of the Domestic Company, and will not charge, pledge or in any other way dispose such assets, unless within the ordinary course of business;

(g)          The Pledgor is the sole legitimate and registered owner of the equity interest of the Rights and Interests of Pledge.

(h)          The Pledgor has good and marketable title over the Rights and Interests of Pledge with no lien or other security interests, except for the Rights and Interests of Pledge pledged to the Beneficiary under this Agreement, and the exclusive purchase right granted to the Beneficiary under the Exclusive Option Agreement.

(i)           The pledge, assign or delivery of the Rights and Interests of Pledge in accordance with this Agreement will create valid absolute priority lien and absolute priority perfect security interest to guarantee the repayment of the Debt.

8.3          Repeated Application. After the execution of this Agreement, the representations and warranties provided in Section 8.2 of this Agreement shall be continuously valid. Such representations and warranties shall be deemed as true and valid representations and warranties throughout the Term of this Agreement.

9.            AFFIRMATIVE COVENANTS

9.1          During the Term of this Agreement, the Pledgor irrevocably undertakes as follows:

(a)          The Pledgor shall comply with the provisions of this Agreement and perform other obligations under the Main Agreements, and shall not make any action or omission that may affect the existence or enforceability of this Agreement or any other Main Agreements;

(b)          With regard to all claims other than the enforcement of this Agreement and the Exclusive Option Agreement, the Pledgor shall execute all necessary or appropriate documents, file all necessary or appropriate proceedings, make, or authorize the Beneficiary or its designated Persons upon the Beneficiary’s request to make, all necessary or appropriate defense, and take any and all other necessary appropriate measures, to ensure the ownership in the Rights and Interests of Pledge of the Pledgor;

(c)          The Pledgor shall immediately notify the Beneficiary of any litigation, arbitration, administrative proceedings related to the Domestic Company or its equity interest;

(d)          The Pledgor shall immediately notify the Beneficiary of any event which may possibly affect any portion of the Rights and Interests of Pledge enjoyed by the Beneficiary, or may possibly affect the obligation or security provided under this Agreement or other Main Agreements;

(e)          The Pledgor shall not make any action or omission that may affect the operation and assets value of the Domestic Company during the Pledgor’s ordinary operation of the entire business of the Domestic Company;

(f)           The Pledgor shall provide relevant documents regarding the operation and financial conditions of the Domestic Company upon the Beneficiary’s request;

(g)          If required by the Beneficiary, the Pledgor shall purchase and retain insurances for the assets and business of the Domestic Company with the insurance companies qualified by the Beneficiary. The amount and type of insurances shall be consistent with those purchased by the companies of the same class;

(h)          The Pledgor shall not distribute dividends to shareholders in any way without prior written consent of the Beneficiary. However, upon the request of the Beneficiary, the Pledgor shall immediately distribute all distributable profit to the shareholders, after which such shareholders shall pay or transfer such distribution to the Beneficiary or companies designated by the Beneficiary unconditionally; and

(i)           In accordance with the request of the Beneficiary and subject to the laws of China, appoint any Person designated by the Beneficiary to be the legal representative, director or senior officers of the Domestic Company.

10.         NEGATIVE COVENANTS

10.1        The Pledgor irrevocably undertakes not to:

(a)          In any way, whether directly or indirectly, sell, contract to sell, transfer, charge or dispose the Rights and Interests of Pledge, or set security interest against the Rights and Interests of

Pledge, except for selling or transferring to the Beneficiary or its designated Person in line with this Agreement or the Exclusive Option Agreement;

(b)          Procure the general meeting or board of directors to approve any sales, contract to sale, transfer, charge or disposal of the Rights and Interests of Pledge, or set any security interest against the Rights and Interests of Pledge, without prior written consent of the Beneficiary, except for selling or transferring to the Beneficiary or its designated Person in line with this Agreement or the Exclusive Option Agreement;

(c)          Without prior written consent of the Beneficiary, or outside the ordinary course of business, procure the general meeting or board of directors to approve any sales, contract to sale, transfer, charge or disposal of the assets of the Domestic Company, except for selling or transferring to the Beneficiary or its designated Person in line with this Agreement or the Exclusive Assets Purchase Agreement;

(d)          Without prior written consent of the Beneficiary, procure the supplement, change or revision of the articles of association and bylaws, increment or decrement of registered capital, or change the share structure, of the Domestic Company;

(e)          Without prior written consent of the Beneficiary, assume, succeed, guarantee or accept any debt, except for (i) debts arising from ordinary or daily operation, which are not in the form of a loan; (ii) debts disclosed to and approved in writing by the Beneficiary;

(f)           Without prior written consent of the Beneficiary, procure the Domestic Company to execute any material contract, except for those executed in the ordinary course of business;

(g)          Without prior written consent of the Beneficiary, procure the Domestic Company to extend any loan or facility to any Person, except for those extended in the ordinary course of business;

(h)          Without prior written consent of the Beneficiary, procure the Domestic Company to be merged with or acquired by any Person, or acquire or invest in any Person.

10.2        The Pledgor agrees that the rights obtained by the Beneficiary under this Agreement shall not be interrupted or impaired by any legal proceedings initiated by the Pledgor, its successors or its representatives.

11.         CHANGE OF CIRCUMSTANCES

11.1        As a supplement to the terms of this Agreement and not to conflict with the terms of this Agreement, anytime when China promulgates a law or makes any changes to a law, or the interpretation or application of such laws, or changes the procedures of relevant registration, thereby makes the Beneficiary consider the continuous effectiveness of this Agreement and/or disposing Rights and Interests of Pledge in accordance with this Agreement illegal or conflict with such laws, upon and in accordance with written instructions of the Beneficiary, the Pledgor shall immediately take measures and/or execute any agreements or other documents, to:

(a)          Ensure the effectiveness of this Agreements;

(b)          Assist in disposing the Rights and Interests of Pledge in accordance with this Agreement; and/or

(c)          Retain or realize the purpose of this Agreement, or retain or realize the security interest created under this Agreement.

12.         NOTICE

12.1       All the notices and other communications pursuant to this Agreement shall be delivered to the following address of each Party in person, by registered mail, prepaid post, or commercial courier services, or facsimile. Each notice shall be confirmed with a respective email. Delivery shall be deemed to have occurred:

(a)           Notices given in person, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt, refusal or returned for any reason at the address specified for notices.

(b)          Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

12.2        All the notices and other communications required by or sent pursuant to this Agreement shall be delivered to the following address or facsimile number of relevant Party by telegraph, facsimile or post:

(a)          If send to the Pledgor:

Address: ******

Telephone: ******

Attention: ******

(b)          If send to the Beneficiary:

Address: 29/F, Building B-1, North Block of Wanda Plaza, No. 79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou,

Telephone:

Attention: Jianqiang Hu

(c)          If send to the Domestic Company:

Address: 1/F, No. 38&40 Zhonghe Shang Street, High-tech District, Chengdu

Telephone:

Attention: Qunhua Ding

13.          TRANSFER OF AGREEMENT

13.1        Unless with the prior written consent of the Beneficiary, the Pledgor has no right to grant or transfer any of its rights and obligations hereunder.

13.2        This Agreement shall be binding upon the Pledgor and its successors and assigns permitted by the Beneficiary, and inure to the benefit of the Pledgee and its successors and assigns.

13.3        If the Beneficiary is restructured for whatever reason, upon the request of the Beneficiary, the Pledgor shall enter into a new agreement containing the content substantially same to the terms and conditions of this Agreement with the restructured Beneficiary.

14.         CONFIDENTIALITY

14.1         Each Party recognizes and confirms this Agreement, the content of this Agreement, and any and all oral and written information exchanged among them for the preparation and performance of this Agreement shall be deemed as confidential information. Each Party shall hold in confidence all such confidential information, and without the written consent from the other Parties, should not disclose any confidential information to any third party, provided that, confidential information shall not include information that (a) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Contract, or (b) any information which must be disclosed pursuant to laws and regulations, stock trading rules, or as required by order or decree of governmental authorities or courts; or (c) any information disclosed by either Party to its shareholders, investors, legal or financial advisors in relation to the transactions contemplated herein, who are bound by confidentiality obligation similar to this provision. Any disclosure of confidential information by the professionals or institutions engaged by either Party shall be deemed as the disclosure by such Party, and such Party shall be held liable for breach.

14.2        This Section 14 shall survive the termination of this Agreement and remain in effect for two (2) years of such termination.

15.         APPLICABLE LAWS AND DISPUTE RESOLUTION

15.1        Applicable Laws. This Agreement, including its validity, rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the PRC.

15.2        Dispute Resolution. The Parties will firstly attempt in good faith to resolve any and all disputes arising out of or relating to this Agreement, including disputes related to the existence, validity, interpretation or termination (the “ Dispute ”), through friendly consultations. If a Dispute is not resolved through friendly consultations within thirty (30) days from the date a Party gives the other Party written notice of the Dispute, then each Party may submit the dispute to Guangzhou Arbitration Commission for arbitration in accordance with then effective arbitration rules. The number of arbitrators shall be one. If the Parties reject the assignment of arbitrator within twenty (20) days after any Party gives the notice of arbitration, Guangzhou Arbitration Commission shall assign another arbitrator. The arbitration shall be conducted in Guangzhou in Chinese. The award of the arbitration tribunal shall be final and binding upon the Parties.

16.          AMENDMENT AND WAIVER

16.1         Amendment. Any amendment to this Agreement shall be made in writing, and only takes effect after the execution by all Parties hereunder. The amendments and supplements duly executed by all the Parties constitute an integral part of this Agreement, and have the same legal effectiveness as this Agreement.

16.2         No Implied Waivers. To protect the rights and interests of the Beneficiary, when necessary, the Beneficiary may exercise the rights under this Agreement at any time, as such rights are in addition to any right provided by law to the Beneficiary. Unless expressly waived in writing by the Beneficiary, the rights of the Beneficiary shall not be waived. Any delay in exercising its rights by the Beneficiary shall not constitute the waiver of such right.

17.          MISCELLANEOUS PROVISIONS

17.1         Liability of Default. If the Pledgor breaches any provision of this Agreement, the Pledgor constitutes a default. The Beneficiary is then entitled to require the Obligor to assume consequences in accordance with this Agreement, including realizing the Pledge under this Agreement. Any breaching Party shall indemnify the other Parties for all direct economic losses arising from its default.

17.2         Further Assurances. On a legitimate and feasible basis, the Parties hereto agree to use all usable rights or powers and through reasonable endeavor to execute all necessary documents and do all such other things to ensure the completely, timely compliance and performance of the provisions and principles of this Agreement.

17.3         Entire Agreement. This Agreement and other Main Agreements constitute the entire agreement reached among the Parties relating to the Pledge hereof, and supersedes in their entirety all prior written and oral agreements and understandings among the Parties relating to the subject matter hereof. The exhibits are incorporated into this Agreement through reference and constitute an integral part of this Agreement.

17.4          Termination. This Agreement shall enter into its effectiveness upon execution. The Beneficiary is entitled to terminate this Agreement at its own discretion.

17.5         Severability and Replacement. If any single or multiple provisions hereof are judged invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected in any aspect. The Parties shall in good faith, endeavor to use valid provisions to the extent allowed by laws and reflecting the intensions of all the Parties, to replace those invalid, illegal or unenforceable provisions, provided that, the economic effects achieved by such valid provisions shall be similar to the economic effects achieved by those invalid, illegal or unenforceable provisions.

17.6         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, and all of which together shall constitute one and the same instrument. Counterparts delivered through email attachments or facsimile photocopies shall be deemed as effective deliveries.

17.7         Language. This Agreement is executed in the Chinese language.

(The remainder of this page left blank intentionally)

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

Signatory: /s/ Jianqiang Hu

Name: Jianqiang Hu

BENEFICIARY: Guangzhou Wangxing Information Technology Co., Ltd.

Signatory: /s/ Jianqiang Hu

Name: Jianqiang Hu

Title: Legal Representative

DOMESTIC COMPANY: Chengdu Yunbu Internet Technology Co., Ltd.

Signatory: /s/ Qunhua Ding

Name: Qunhua Ding

Title: Legal Representative

EXHIBIT 1

 Main Agreements

Name of Agreement	Parties
Exclusive Assets Purchase Agreement	Pledgor, Beneficiary and Domestic Company
Exclusive Option Agreement	Pledgor, Beneficiary and Domestic Company
Exclusive Business Cooperation Agreement	Domestic Company and Beneficiary
Power of Attorney	Pledgor
Voting Proxy Agreement	Pledgor, Beneficiary and Domestic Company

EXHIBIT 2

Capital Contribution Certificate

of the Domestic Company

It is hereby certified that Jianqiang Hu (ID Card number:*) holds 99% equity interest of Chengdu Yunbu Internet Technology Co., Ltd., and such 99% equity interest has been pledged to the Beneficiary.

Signatory:/s/ Qunhua Ding

Name: Qunhua Ding

Title: Legal Representative

(Seal of Chengdu Yunbu Internet Technology Co., Ltd.)

EXHIBIT 3

Share Register

of the Domestic Company

1.    Jianqiang Hu (ID Card number: *) holds 99% equity interest of Chengdu Yunbu Internet Technology Co., Ltd., and such 99% equity interest has been pledged to the Beneficiary.

2.    Qunhua Ding (ID Card number: *) holds 1% equity interest of Chengdu Yunbu Internet Technology Co., Ltd., and such 1% equity interest has been pledged to the Beneficiary.

Signatory:	/s/ Qunhua Ding

Name:	Qunhua Ding

Title:	Legal Representative

(Seal of Chengdu Yunbu Internet Technology Co., Ltd.)

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “ Agreement ”), dated July 31, 2019, is made in Guangzhou, the People’s Republic of China (the “ PRC ”), by and between:

A.          Qunhua Ding, an individual with PRC nationality, ID Card number * (the “ Pledgor ”);

B.          Guangzhou Wangxing Information Technology Co., Ltd., a validly existing limited liability company duly incorporated under the PRC laws, with its registered address at X1301-E6803(JM), Building 1, No. 106 Fengze East Road, Nansha District, Guangzhou, China (the “ Beneficiary ”); and

C.           Chengdu Yunbu Internet Technology Co., Ltd., a validly existing limited liability company duly incorporated under the PRC laws, with its registered address at 1/F, No. 38&40 Zhonghe Shang Street, High-tech District, Chengdu, China (the “ Domestic Company ”).

Pledgor, Beneficiary and Domestic Company shall be hereinafter individually referred to as a “Party”; collectively, the “Parties”.

PREAMBLE

The Domestic Company is a company specified in providing network technology, computer technology development, technical services; software development; electronic products, communication equipment, industrial automation control equipment technology development; technology intermediary services; electronic information technology services; animation design; power technology services; information system integration services; information technology consulting Services; data processing and storage services; sales: recreational equipment and entertainment supplies, cultural supplies (excluding books, newspapers, audiovisual products and electronic publications), electronic products, luggage, trinkets, small gifts (excluding licensed items), electrical equipment, arts and crafts (except ivory and its products), software, textiles and knitwear, clothing, stationery; ticketing agents; human resources agencies services (without relevant administrative permits, no business activities are allowed); organizing artistic exchange activities; literary and artistic creation; radio and television program production (without relevant administrative licenses, no business activities are allowed); value-added telecommunications business operations (without relevant administrative licenses, no business activities are allowed) (collectively, the “ Business ”). The Pledgor holds 1% of the equity interest in the registered capital of the Domestic Company.

The Parties have entered into a series of other main agreements related to this Agreement, as attached hereto as Exhibit 1 (the “ Main Agreements ”).

The Pledgor agrees to pledge all of the rights, titles and interest (“ Rights and Interests ”) vested in its equity interests in the Domestic Company, which represents 1% of the registered capital of the Domestic Company, to the Beneficiary as security for the performance of the payment obligations under the Main

Agreements, and further agrees to enter into this Agreement, to secure all its obligation under the Main Agreements to the Beneficiary.

NOW, THEREFORE, the Parties agree as follows through negotiations:

1.            DEFINITIONS AND INTERPRETATIONS

1.1          Definitions. Unless otherwise provided, in this Agreement:

Business has the meaning assigned to it in the Preamble.

China means the People’s Republic of China.

Dispute has the meaning assigned to it in Section 15.2.

Encumbrance means any mortgage, charge, pledge, lien, assign, hypothecation, security interest, retention of title, option, preemptive right, right of first refusal, constraint, third party right or interest, any type of favorable arrangement (including transfer or retention of title that has similar effect), any type of other security agreement, arrangement, burden of right or dissent, or any agreement that sets forth above burden of right.

Event of Default has the meaning assigned to it in Section 5.

Exclusive Assets Purchase Agreement means the Exclusive Assets Purchase Agreement entered into on the same day of this Agreement by and between the Beneficiary, Domestic Company and Pledgor, according to which the Domestic Company agrees to grant an exclusive purchase right of purchasing its assets to the Beneficiary.

Exclusive Option Agreement means the Exclusive Option Agreement entered into on the same day of this Agreement by and between the Pledgor, Domestic Company and Beneficiary, according to which the Pledgor agrees to grant an exclusive option of purchasing its pledged equity right to the Beneficiary.

Governmental Approval means all license, permit, approval, ratification, consent, waiver or registration required or issued by PRC government authorities.

Notice of Default has the meaning assigned to it in Section 5.1.

Debt has the meaning assigned to it in Section 2.2.

Main Agreements has the meaning assigned to it in the Preamble, including the Exclusive Assets Purchase Agreement, the Exclusive Option Agreement, the Exclusive Business Cooperation Agreement and the Power of Attorney, as attached hereto as Exhibit 1.

Pledge has the meaning assigned to it in Section 2.1.

Rights and Interests of Pledge has the meaning assigned to it in Section 2.1.

RMB means Renminbi, the official currency of PRC.

Term has the meaning assigned to it in Section 3.1.

1.2          Headings. All headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3          Interpretations. Unless otherwise provided, below words, expressions and references shall have the following meanings:

(h)          When referring to the terms and exhibits of this Agreement, it shall also include such terms and exhibits as amended from time to time.

(i)           When referring to this Agreement or other agreement or document, it shall also include the modifications, remarks or supplements to this Agreement or other agreement or document from time to time.

(j)           When referring to any law or statutory provision, it shall also include any revision, extension, combination or replacement related to such law or provision, and any law or provision that revise, extend, combine or replace the first law or provision, and also include orders, ordinances, instructions or other subordinate legislation promulgated in accordance with relevant law or provisions.

(k)          Singular form shall also include plural form and vice versa.

(l)           Person include individual, proprietorship, partnership, joint venture, company, joint-stock company, unincorporated organization, state and government organs, and its assignee, transferee or successor.

(m)         Include and especially are special terms for description or emphasis purposes only, and shall not limit any provision in any way.

(n)         This Agreement is drafted jointly by the Parties. No narrow interpretation rule shall be applied to any Party.

2.           RIGHTS AND INTERESTS OF PLEDGE

2.1         The Pledgor hereby pledges any and all equity interests and rights, titles and interests of pledgee, as well as any right attached thereto (collectively, the “ Rights and Interests of Pledge ”) of the Domestic Company owned by it now and acquired in the future to the Beneficiary and its successor as security for the Pledgor’s repayment and performance of the Pledgor’s debt and obligations (the “ Pledge ”).

2.2           This Agreement and the Pledge provided herein are to secure: (a) the obligations of the Pledgor and Domestic Company under the Main Agreement (collectively, the “ Debt ”); (b) all direct, indirect, consequential and foreseeable loss incurred by the Beneficiary and its successor due to any Event of Default on the part of the Pledgor and/or Domestic Company. The amount of such loss shall be calculated based on, among others, reasonable business plan and profit forecast of the Beneficiary and its successor, and the cooperation reward payable by Domestic Company under the Exclusive Business Cooperation Agreement; (c) disbursement by the Beneficiary and its successor on realizing their right of pledgee obtained under this Agreement; and (d) other obligations that the Pledgor assumes under this Agreement.

2.3           The effectiveness of the security: (a) the effectiveness of the security provided under this Agreement shall not be affected by any modification or changes to any of the Main Agreements, and the security provided under this Agreement remains effective for all obligations of the Pledgor and Domestic Company under such modified Main Agreements; (b) the invalidation, repeal or cancellation of the Main Agreements shall not affect the effectiveness of this Agreement. If any of the Main Agreements becomes null or invalid, or is repealed or cancelled, or the Pledgor and/or Domestic Company fails to perform its obligation, the Beneficiary is entitled to realize the right of pledge in line with this Agreement forthwith.

3.             PLEDGE TERM

3.1           This Pledge becomes effective immediately after the equity interests pledged hereunder is recorded on the share register of the Domestic Company, and remains valid until the Pledgor and Domestic Company fully performed their obligations under this Agreement and the Main Agreements, or the Beneficiary realize all of its right of pledge provided under this Agreement (the “ Term ”).

3.2           Within fifteen (15) working days upon the execution of this Agreement, the Pledgor and Domestic Company shall record the equity interests pledge on the share register of the Company, and register the Pledge with the State Administration for Industry and Commerce (or Guangzhou local industry and commerce administration authority).

4.             PERFECTION OF THE PLEDGE

4.1          Upon request of the Beneficiary, the Pledgor hereby undertakes to sign all certificates, agreements, covenants, undertakings or notices, and procure other Parties or individuals to sign all certificates, agreements, covenants, undertakings or notices requested by the Beneficiary, to facilitate the perfection or exercise of the Beneficiary’s rights provided in this Agreement.

4.2           Upon the execution of this Agreement, the Pledgor shall sign and deliver its capital contribution certificate (the “ Capital Contribution Certificate ”) in the form provided in the Exhibit 2 of this Agreement, and the share register of the Domestic Company (the “ Share Register ”) in the form  provided in the Exhibit 3 of this Agreement. The Beneficiary shall remain the custodian of such documents throughout the whole Term of this Agreement.

4.3           Within three (3) working days upon the completion of the registration of the Pledge, the Pledgor and Beneficiary shall notarize the Pledge under this Agreement with competent notary public.

4.4           The Pledgor, Domestic Company and WFOE shall register the Pledge within fifteen working days upon the execution of this Agreement.

5.             THE ENFORCEMENT OF THE PLEDGE

5.1           If the Pledgor finds any Event of Default, the Pledgor shall forthwith notify the Beneficiary in writing. Upon the occurrence of any Event of Default, or any time thereafter, the Beneficiary is entitled to deliver written notice of default (the “Notice of Default”) to the Pledgor. The Notice of Default may require the Pledgor pay to the Beneficiary due and payable amounts and other due payment obligations immediately. For the purpose of this Agreement, “Event of Default” shall mean one or more of following situations:

(f)           The Pledgor or Domestic Company breaches any provision of the Main Agreements or this Agreement, including but not limited to the Main Agreements, and representations, warranties and undertakings in this Agreement;

(g)          The Main Agreements are invalidated, repealed cancelled or terminated;

(h)          The pledgor abandons the pledged equity or transfers or otherwise disposes of Rights and Interests of Pledge without the written consent of the beneficiary;

(i)           The Domestic Company suspends its operation, is liquidated or wind-up, or is ordered to suspend its operation, to be liquidated or wind-up;

(j)           The Pledgor is involved in any disputes, litigations, arbitrations or administrative proceedings or any other legal proceedings related to the Rights and Interests of Pledge, which is considered by the Beneficiary or its successor to be possible to create adverse effect on the performance of the Pledgor’s obligations under this Agreement; and other events provided by law.

5.2          After the delivery of Notice of Default in accordance with this Agreement, the Beneficiary or its authorized agent may decide, at its sole discretion, to exercise any of below rights, remedies and powers, without further notify the Pledgor:

(k)          Subject to the terms and conditions of this Agreement, obtain all rights, titles and interests of the Rights and Interests of Pledge, and terminates all rights of the Pledgor related to such rights and interests or equity interest; or, when the law provides that the Beneficiary is not allowed to hold all or any of the Rights and Interests of Pledge, transfer the Rights and Interests of Pledge to a third party designated by the Beneficiary to remedy the non-performance of the main obligation of the Pledgor.

(l)           At its own discretion, exercise all power of voting, rights of the artificial person and other rights in the general meeting of the Domestic Company or other meetings which may affect the Rights and Interests of Pledge and equity interest, where all such rights of the Pledgor related to the Rights and Interests of Pledge and equity interest shall be suspended;

(m)         At its own discretion, exercise all rights of conversion, sales, transfer, subscription, and other rights, powers, privileges or options, where all such rights of the Pledgor related to the Rights and Interests of Pledge and equity interest shall be suspended;

(n)          Receive from the Pledgor all proceeds generated from the Rights and Interests of Pledge and equity interest, including dividends, interests or any other sums, where all such rights of the Pledgor related to the Rights and Interests of Pledge and equity interest shall be suspended;

(o)          Sell, grant the right of purchase, assign, deliver, transfer or dispose in any other way the entire or any portion of the Rights and Interests of Pledge and equity interest, through public or internal sales, without publishing advertisements or notifying the intention, time and venue of the sales, and without sending performance requests to the other Party;

(p)          Sell, grant the right of purchase, assign, deliver, transfer or dispose in any other way the entire or any portion of the Rights and Interests of Pledge and equity interest, through public or internal sales, in exchange of cash, sales on credit, other assets or other consideration or terms or conditions solely decided by the Beneficiary upon the delivery or future deliveries;

(q)          Exercise any power granted to the Pledgor by any law, agreement, contract or articles of associations of the Domestic Company, where the Pledgor shall suspend its exercise of such power;

(r)           To exercise the powers granted by this Agreement, conduct any action that is necessary, contingent or auxiliary to the exercise of such powers;

(s)          Exercise all powers of vote, consent and other powers of the ownership related to the Rights and Interests of Pledge and equity interest, including all powers required for replacing the directors of the Domestic Company; and

(t)           Subject to applicable laws, perform all actions required to exercise, perform and enforce the Pledge provided under this Agreement.

5.3          The rights and remedies provided above are rights and remedies in addition to all rights and remedies that the Beneficiary can obtain in accordance with applicable law. Under this Section 5, the rights and remedies provided above are only sample instances of the rights, remedies and powers enjoyed by the Beneficiary, and shall not be understood as limiting the rights, remedies and powers actually enjoyed by the Beneficiary in any way.

5.4          Upon the request of the Beneficiary, execute all necessary documents required to dispose the Rights and Interests of Pledge or equity interest in accordance with the terms and conditions of this Agreement, and take other measures required to dispose the Rights and Interests of Pledge or equity interest.

6.            DISBURSEMENTS AND COSTS

6.1         All actual disbursements related to the grant and enforcement of the Pledge provided in this Agreement, including stamp tax, other tax and legal fees, shall be borne by the respective Party.

7.            POWER OF VOTING

7.1           Power of Voting

(c)           During the Term of this Agreement, no power of voting shall be vested in, or exercised by, the Pledgor.

(d)          The Pledgor hereby authorizes the Beneficiary, during the Term of this Agreement, to exercise the right of voting in each general meeting of the Domestic Company, whether such general meeting is ordinary or special. The Pledgor hereby authorizes the Beneficiary to exercise all documents required for the Beneficiary to exercise the Pledgor’s right of voting and other rights as the shareholder of the Domestic Company, and take all such measures required for the Beneficiary to exercise the Pledgor’s right of voting and other rights as the shareholder of the Domestic Company. The Pledgor shall immediately notify the Beneficiary in writing upon the Pledgor’s receipt of any notice of general meeting in accordance with the articles of association of the Domestic Company.

8.            REPRESENTATIONS AND WARRANTIES

8.1           Reliance Confirmation. The Pledgor hereby confirms that the Beneficiary entered in to this Agreement entirely relying on the representations and warranties made under this Section 8.

8.2           Representations and Warranties. The Pledgor represents and warrants to the Beneficiary as follows:

(j)           The Pledgor is competent in executing and performing this Agreement. The Pledgor has obtained all necessary and appropriate approvals and authorizations require for the execution and performance of this Agreement.

(k)          This Agreement constitutes legal and binding and enforceable obligations of the Pledgor in line with its terms and provisions.

(l)           To the best knowledge of the Pledgor, unless otherwise disclosed in writing to the other Parties by the Pledgor, the Pledgor is currently not involved in any disputes, litigations, arbitrations, administrative litigations or any other legal proceedings.

(m)         Except for debts arising from the ordinary business of the Domestic Company and the debts already disclosed to, and approved in writing by, the Beneficiary, the Domestic Company has no other outstanding debts;

(n)          Except for the Rights and Interests of Pledge pledged to the Beneficiary and the exclusive option granted to the Beneficiary under the Exclusive Option Agreement, the Pledgor has not pledge, assign or by any other means transfer the Rights and Interests of Pledge to any third party;

(o)          During the Term of this Agreement, except for the exclusive purchase right granted to the Beneficiary under the Exclusive Assets Purchase Agreement, the Pledgor has used and will use its best endeavor to ensure that the Domestic Company has not charged, pledged or in any other way disposed the assets of the Domestic Company, and will not charge, pledge or in any other way dispose such assets, unless within the ordinary course of business;

(p)          The Pledgor is the sole legitimate and registered owner of the equity interest of the Rights and Interests of Pledge.

(q)          The Pledgor has good and marketable title over the Rights and Interests of Pledge with no lien or other security interests, except for the Rights and Interests of Pledge pledged to the Beneficiary under this Agreement, and the exclusive purchase right granted to the Beneficiary under the Exclusive Option Agreement.

(r)           The pledge, assign or delivery of the Rights and Interests of Pledge in accordance with this Agreement will create valid absolute priority lien and absolute priority perfect security interest to guarantee the repayment of the Debt.

8.3          Repeated Application. After the execution of this Agreement, the representations and warranties provided in Section 8.2 of this Agreement shall be continuously valid. Such representations and warranties shall be deemed as true and valid representations and warranties throughout the Term of this Agreement.

9.            AFFIRMATIVE COVENANTS

9.1          During the Term of this Agreement, the Pledgor irrevocably undertakes as follows:

(j)           The Pledgor shall comply with the provisions of this Agreement and perform other obligations under the Main Agreements, and shall not make any action or omission that may affect the existence or enforceability of this Agreement or any other Main Agreements;

(k)          With regard to all claims other than the enforcement of this Agreement and the Exclusive Option Agreement, the Pledgor shall execute all necessary or appropriate documents, file all necessary or appropriate proceedings, make, or authorize the Beneficiary or its designated Persons upon the Beneficiary’s request to make, all necessary or appropriate defense, and take any and all other necessary appropriate measures, to ensure the ownership in the Rights and Interests of Pledge of the Pledgor;

(l)           The Pledgor shall immediately notify the Beneficiary of any litigation, arbitration, administrative proceedings related to the Domestic Company or its equity interest;

(m)         The Pledgor shall immediately notify the Beneficiary of any event which may possibly affect any portion of the Rights and Interests of Pledge enjoyed by the Beneficiary, or may possibly affect the obligation or security provided under this Agreement or other Main Agreements;

(n)          The Pledgor shall not make any action or omission that may affect the operation and assets value of the Domestic Company during the Pledgor’s ordinary operation of the entire business of the Domestic Company;

(o)          The Pledgor shall provide relevant documents regarding the operation and financial conditions of the Domestic Company upon the Beneficiary’s request;

(p)          If required by the Beneficiary, the Pledgor shall purchase and retain insurances for the assets and business of the Domestic Company with the insurance companies qualified by the Beneficiary. The amount and type of insurances shall be consistent with those purchased by the companies of the same class;

(q)          The Pledgor shall not distribute dividends to shareholders in any way without prior written consent of the Beneficiary. However, upon the request of the Beneficiary, the Pledgor shall immediately distribute all distributable profit to the shareholders, after which such shareholders shall pay or transfer such distribution to the Beneficiary or companies designated by the Beneficiary unconditionally; and

(r)           In accordance with the request of the Beneficiary and subject to the laws of China, appoint any Person designated by the Beneficiary to be the legal representative, director or senior officers of the Domestic Company.

10.         NEGATIVE COVENANTS

10.1        The Pledgor irrevocably undertakes not to:

(i)           In any way, whether directly or indirectly, sell, contract to sell, transfer, charge or dispose the Rights and Interests of Pledge, or set security interest against the Rights and Interests of

Pledge, except for selling or transferring to the Beneficiary or its designated Person in line with this Agreement or the Exclusive Option Agreement;

(j)           Procure the general meeting or board of directors to approve any sales, contract to sale, transfer, charge or disposal of the Rights and Interests of Pledge, or set any security interest against the Rights and Interests of Pledge, without prior written consent of the Beneficiary, except for selling or transferring to the Beneficiary or its designated Person in line with this Agreement or the Exclusive Option Agreement;

(k)          Without prior written consent of the Beneficiary, or outside the ordinary course of business, procure the general meeting or board of directors to approve any sales, contract to sale, transfer, charge or disposal of the assets of the Domestic Company, except for selling or transferring to the Beneficiary or its designated Person in line with this Agreement or the Exclusive Assets Purchase Agreement;

(l)           Without prior written consent of the Beneficiary, procure the supplement, change or revision of the articles of association and bylaws, increment or decrement of registered capital, or change the share structure, of the Domestic Company;

(m)         Without prior written consent of the Beneficiary, assume, succeed, guarantee or accept any debt, except for (i) debts arising from ordinary or daily operation, which are not in the form of a loan; (ii) debts disclosed to and approved in writing by the Beneficiary;

(n)          Without prior written consent of the Beneficiary, procure the Domestic Company to execute any material contract, except for those executed in the ordinary course of business;

(o)          Without prior written consent of the Beneficiary, procure the Domestic Company to extend any loan or facility to any Person, except for those extended in the ordinary course of business;

(p)          Without prior written consent of the Beneficiary, procure the Domestic Company to be merged with or acquired by any Person, or acquire or invest in any Person.

10.2        The Pledgor agrees that the rights obtained by the Beneficiary under this Agreement shall not be interrupted or impaired by any legal proceedings initiated by the Pledgor, its successors or its representatives.

11.         CHANGE OF CIRCUMSTANCES

11.1        As a supplement to the terms of this Agreement and not to conflict with the terms of this Agreement, anytime when China promulgates a law or makes any changes to a law, or the interpretation or application of such laws, or changes the procedures of relevant registration, thereby makes the Beneficiary consider the continuous effectiveness of this Agreement and/or disposing Rights and Interests of Pledge in accordance with this Agreement illegal or conflict with such laws, upon and in accordance with written instructions of the Beneficiary, the Pledgor shall immediately take measures and/or execute any agreements or other documents, to:

(d)          Ensure the effectiveness of this Agreements;

(e)          Assist in disposing the Rights and Interests of Pledge in accordance with this Agreement; and/or

(f)           Retain or realize the purpose of this Agreement, or retain or realize the security interest created under this Agreement.

12.         NOTICE

12.1       All the notices and other communications pursuant to this Agreement shall be delivered to the following address of each Party in person, by registered mail, prepaid post, or commercial courier services, or facsimile. Each notice shall be confirmed with a respective email. Delivery shall be deemed to have occurred:

(a)          Notices given in person, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt, refusal or returned for any reason at the address specified for notices.

(b)         Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

12.2        All the notices and other communications required by or sent pursuant to this Agreement shall be delivered to the following address or facsimile number of relevant Party by telegraph, facsimile or post:

(a)          If send to the Pledgor:

Address: ******

Telephone:

Attention: ******

(b)          If send to the Beneficiary:

Address: 29/F, Building B-1, North Block of Wanda Plaza, No. 79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou,

Telephone:

Attention: Jianqiang Hu

(c)          If send to the Domestic Company:

Address: 1/F, No. 38&40 Zhonghe Shang Street, High-tech District, Chengdu

Telephone:

Attention: Qunhua Ding

13.          TRANSFER OF AGREEMENT

13.1        Unless with the prior written consent of the Beneficiary, the Pledgor has no right to grant or transfer any of its rights and obligations hereunder.

13.2        This Agreement shall be binding upon the Pledgor and its successors and assigns permitted by the Beneficiary, and inure to the benefit of the Pledgee and its successors and assigns.

13.3        If the Beneficiary is restructured for whatever reason, upon the request of the Beneficiary, the Pledgor shall enter into a new agreement containing the content substantially same to the terms and conditions of this Agreement with the restructured Beneficiary.

14.         CONFIDENTIALITY

14.1         Each Party recognizes and confirms this Agreement, the content of this Agreement, and any and all oral and written information exchanged among them for the preparation and performance of this Agreement shall be deemed as confidential information. Each Party shall hold in confidence all such confidential information, and without the written consent from the other Parties, should not disclose any confidential information to any third party, provided that, confidential information shall not include information that (a) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Contract, or (b) any information which must be disclosed pursuant to laws and regulations, stock trading rules, or as required by order or decree of governmental authorities or courts; or (c) any information disclosed by either Party to its shareholders, investors, legal or financial advisors in relation to the transactions contemplated herein, who are bound by confidentiality obligation similar to this provision. Any disclosure of confidential information by the professionals or institutions engaged by either Party shall be deemed as the disclosure by such Party, and such Party shall be held liable for breach.

14.2        This Section 14 shall survive the termination of this Agreement and remain in effect for two (2) years of such termination.

15.         APPLICABLE LAWS AND DISPUTE RESOLUTION

15.1        Applicable Laws. This Agreement, including its validity, rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the PRC.

15.2        Dispute Resolution. The Parties will firstly attempt in good faith to resolve any and all disputes arising out of or relating to this Agreement, including disputes related to the existence, validity, interpretation or termination (the “ Dispute ”), through friendly consultations. If a Dispute is not resolved through friendly consultations within thirty (30) days from the date a Party gives the other Party written notice of the Dispute, then each Party may submit the dispute to Guangzhou Arbitration Commission for arbitration in accordance with then effective arbitration rules. The number of arbitrators shall be one. If the Parties reject the assignment of arbitrator within twenty (20) days after any Party gives the notice of arbitration, Guangzhou Arbitration Commission shall assign another arbitrator. The arbitration shall be conducted in Guangzhou in Chinese. The award of the arbitration tribunal shall be final and binding upon the Parties.

16.          AMENDMENT AND WAIVER

16.1         Amendment. Any amendment to this Agreement shall be made in writing, and only takes effect after the execution by all Parties hereunder. The amendments and supplements duly executed by all the Parties constitute an integral part of this Agreement, and have the same legal effectiveness as this Agreement.

16.2         No Implied Waivers. To protect the rights and interests of the Beneficiary, when necessary, the Beneficiary may exercise the rights under this Agreement at any time, as such rights are in addition to any right provided by law to the Beneficiary. Unless expressly waived in writing by the Beneficiary, the rights of the Beneficiary shall not be waived. Any delay in exercising its rights by the Beneficiary shall not constitute the waiver of such right.

17.          MISCELLANEOUS PROVISIONS

17.1         Liability of Default. If the Pledgor breaches any provision of this Agreement, the Pledgor constitutes a default. The Beneficiary is then entitled to require the Obligor to assume consequences in accordance with this Agreement, including realizing the Pledge under this Agreement. Any breaching Party shall indemnify the other Parties for all direct economic losses arising from its default.

17.2         Further Assurances. On a legitimate and feasible basis, the Parties hereto agree to use all usable rights or powers and through reasonable endeavor to execute all necessary documents and do all such other things to ensure the completely, timely compliance and performance of the provisions and principles of this Agreement.

17.3         Entire Agreement. This Agreement and other Main Agreements constitute the entire agreement reached among the Parties relating to the Pledge hereof, and supersedes in their entirety all prior written and oral agreements and understandings among the Parties relating to the subject matter hereof. The exhibits are incorporated into this Agreement through reference and constitute an integral part of this Agreement.

17.4          Termination. This Agreement shall enter into its effectiveness upon execution. The Beneficiary is entitled to terminate this Agreement at its own discretion.

17.5         Severability and Replacement. If any single or multiple provisions hereof are judged invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected in any aspect. The

Parties shall in good faith, endeavor to use valid provisions to the extent allowed by laws and reflecting the intensions of all the Parties, to replace those invalid, illegal or unenforceable provisions, provided that, the economic effects achieved by such valid provisions shall be similar to the economic effects achieved by those invalid, illegal or unenforceable provisions.

17.6         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, and all of which together shall constitute one and the same instrument. Counterparts delivered through email attachments or facsimile photocopies shall be deemed as effective deliveries.

17.7         Language. This Agreement is executed in the Chinese language.

(The remainder of this page left blank intentionally)

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

Signatory: /s/ Qunhua Ding

Name: Qunhua Ding

BENEFICIARY: Guangzhou Wangxing Information Technology Co., Ltd.

Signatory: /s/ Jianqiang Hu

Name: Jianqiang Hu

Title: Legal Representative

DOMESTIC COMPANY: Chengdu Yunbu Internet Technology Co., Ltd.

Signatory: /s/ Qunhua Ding

Name: Qunhua Ding

Title: Legal Representative

EXHIBIT 1

 Main Agreements

Name of Agreement	Parties
Exclusive Assets Purchase Agreement	Pledgor, Beneficiary and Domestic Company
Exclusive Option Agreement	Pledgor, Beneficiary and Domestic Company
Exclusive Business Cooperation Agreement	Domestic Company and Beneficiary
Power of Attorney	Pledgor
Voting Proxy Agreement	Pledgor, Beneficiary and Domestic Company

EXHIBIT 2

Capital Contribution Certificate

of the Domestic Company

It is hereby certified that Qunhua Ding (ID Card number:*) holds 1% equity interest of Chengdu Yunbu Internet Technology Co., Ltd., and such 1% equity interest has been pledged to the Beneficiary.

Signatory:/s/ Qunhua Ding

Name: Qunhua Ding

Title: Legal Representative

(Seal of Chengdu Yunbu Internet Technology Co., Ltd.)

EXHIBIT 3

Share Register

of the Domestic Company

1.    Jianqiang Hu (ID Card number: *) holds 99% equity interest of Chengdu Yunbu Internet Technology Co., Ltd., and such 99% equity interest has been pledged to the Beneficiary.

2.    Qunhua Ding (ID Card number: *) holds 1% equity interest of Chengdu Yunbu Internet Technology Co., Ltd., and such 1% equity interest has been pledged to the Beneficiary.

Signatory:	/s/ Qunhua Ding

Name:	Qunhua Ding

Title:	Legal Representative

(Seal of Chengdu Yunbu Internet Technology Co., Ltd.)